Exhibit 99.1

AITX’s RAD Launches SARA™, the AI-driven Speaking Autonomous Responsive Agent

RAD Expects to Transform Global Security Operations Centers with 90% Savings and Greater Performance

Detroit, Michigan, November 20, 2024 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions for enterprise clients, along with its subsidiary Robotic Assistance Devices (RAD), proudly announces the launch of SARA™ (Speaking Autonomous Responsive Agent). This innovative software solution is poised to redefine security monitoring, offering unparalleled efficiency and cost-effectiveness while reshaping how Global Security Operations Centers (GSOCs) operate.

A typical security operations center relies on human workers to review video footage escalated by analytics, assess the situation, and decide on appropriate actions, which may include verbal engagement or escalation to facility management or law enforcement. SARA automates these tasks with significant improvements, delivering enhanced efficiency, reduced costs, and superior performance across a wide range of scenarios.

SARA marks the debut of AITX’s AIR™ (Autonomous Intelligent Response) technology in a fully realized product. As the foundational AI driving SARA, AIR enables the software to autonomously assess situations, engage intelligently, and execute actions traditionally performed by human operators. This innovative application of AIR technology represents a significant milestone for AITX, showcasing its potential to revolutionize security operations through adaptive, responsive, and cost-effective solutions.

SARA’s Unique Benefits:

●	Efficiency: Traditional GSOCs must anticipate staffing needs to handle incoming alerts, often leading to under or over staffing. SARA eliminates this guesswork by scaling instantly and infinitely to manage any volume of escalations.
●	Cost: Staffing a GSOC requires ongoing recruitment, human resource management, and the burden of rising labor costs. SARA offers a software-driven alternative that reduces these expenses by over 90%, providing a cost-effective solution without sacrificing performance.
●	Performance: SARA can escalate incidents with precision, simultaneously contacting up to three parties, such as facility management, law enforcement, and security guards. Each message is tailored to the recipient, ensuring clear and actionable communication.
●	Transparency: SARA delivers comprehensive incident reports that include video footage, call logs, and transcripts, ensuring full accountability and visibility for every escalation.
●	Ease of Deployment: Starting in January 2025, SARA will be an available upgrade on all RAD devices, including previously deployed units. Even as an upgrade, SARA provides a compelling alternative, reducing monitoring expenses by over 90% while maintaining exceptional performance. The setup is simple, leveraging RAD’s device ecosystem and enabling seamless integration with existing LAN-based cameras through RAD’s Operations System Software (ROSS).

“There are over 225 Global Security Operations Centers1, and the monitoring industry generates over $3 billion annually2,” said Steve Reinharz, CEO/CTO of AITX and RAD. “SARA represents a seismic shift for this market, enabling organizations to enhance their security offerings at a fraction of the cost while improving performance. We see accelerated growth in the number of cameras connected to GSOCS as SARA makes these services incredibly accessible. However, this decrease in overall costs will challenge this market niche to maintain industry growth. We see rapid adoption of these solutions given SARA’s compelling value proposition.”

The Global Security Operations Center market is projected to reach $16.18 billion by 2032, growing at a compound annual growth rate of 10.2% from 20243. SARA is set to disrupt this growth trajectory by automating labor-intensive processes, empowering security firms and end-users to achieve more with fewer resources. Its seamless integration with RAD’s proprietary Operations System Software (ROSS) allows for a smooth upgrade of existing infrastructure without the need for significant hardware investment.

SARA’s introduction signals a pivotal moment in the evolution of security operations. By automating traditionally labor-intensive processes, it empowers GSOCs and security firms to reimagine their capabilities, delivering improved efficiency, responsiveness, and cost management. This revolutionary approach aligns with the demands of an industry poised for significant growth, enabling organizations to enhance their services while maintaining a competitive edge.

RAD invites security professionals and stakeholders to explore SARA’s transformative capabilities. Live demonstrations and detailed pricing information are available at radsecurity.com/sara. Experience firsthand how SARA is reshaping the future of security operations.

AITX, through its subsidiary, Robotic Assistance Devices Inc. (RAD), continues to redefine security and facility management through its proprietary AIR (Autonomous Intelligent Response) technology, redefining the nearly $50 billion (US) security and guarding services industry4. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

1 https://tma.us/

2 https://www.grandviewresearch.com/industry-analysis/video-surveillance-as-a-service-market-report

3 Security Operations Center Market Share, Size, Trends, Industry Analysis Report, 2024 - 2032

4 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060
@SteveReinharz